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EXHIBIT 11     -    -    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(In thousands, except per share amounts)


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                                                  Three Months Ended,           Nine Months Ended,
                                                      September 30                 September 30

                                                 1996           1995           1996           1995
                                                 ----           ----           ----           ----
                                             (unaudited)    (unaudited)    (unaudited)    (unaudited)
PRIMARY EARNINGS PER SHARE:

Average shares outstanding                        8,370          8,598          8,512          8,589

Net effect of dilutive stock options
and warrants - based on the treasury
stock method using average market price             130            261            217            182
                                               --------       --------       --------       --------

                                                  8,500          8,859          8,729          8,771
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income                                     $  2,392       $  2,124       $  6,802       $  5,771
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income per share                           $    .28       $    .24       $    .78       $    .66
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------


FULLY-DILUTED EARNINGS PER SHARE:

Average shares outstanding                        8,370          8,598          8,512          8,589

Net effect of dilutive stock options
and warrants - based on the treasury
stock method using closing market price             130            315            166            377
                                               --------       --------       --------       --------

                                                  8,500          8,913          8,678          8,966
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income                                     $  2,392       $  2,124       $  6,802       $  5,771
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income per share                           $    .28       $    .24       $    .78       $    .64
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
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